Exhibit 99.1

Press Release
For Further Information Contact:
INVESTORS:	MEDIA:
Byron Purcell	Christopher Savarese
(717) 975-5809	(717) 975-5718

Rite Aid Announces Cash Tender Offers for its Senior Unsecured Notes due 2027 and 2028

CAMP HILL, Pa. (Oct. 15, 2019) – Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) today announced that it has commenced cash tender offers (the “Tender Offers”) to purchase up to $100 million aggregate principal amount of its outstanding 7.70% Senior Notes due 2027 (“2027 Notes”) and 6.875% Senior Notes due 2028 (the “2028 Notes” and together with the 2027 Notes, the “Notes”). The Tender Offers support the Company’s objective to reduce its total indebtedness while managing its liquidity and interest expense.

The following table sets forth certain material terms of the Tender Offers:

		Aggregate	Dollars per $1,000 Principal Amount of Notes(1)
Series of Notes	CUSIP Number/ISIN	Principal Amount Outstanding (in millions)	Tender Offer Consideration	Early Tender Premium	Total Consideration (2)
7.70% Senior Notes due 2027	767754AJ3 / US767754AJ35	$270.461	$560	$50	$610

6.875% Senior Notes due 2028	767754AR5 / US767755AR50 / U76659AF5 / USU76659AF59	$68.442	$560	$50	$610

(1)   Excludes accrued and unpaid interest on the Notes.

(2)   Includes the Early Tender Premium.

The Company also announced that it recently completed a privately negotiated purchase from a noteholder and its affiliated funds of $84.1 million aggregate principal amount of the Notes at the same purchase prices as the “Total Consideration” set forth in the table above. The Company intends to fund this privately negotiated repurchase and the Tender Offers with borrowings under its senior secured revolving credit facility and other available cash.

The Notes are unsecured and are not guaranteed by any of the Company’s subsidiaries. Consequently, they are effectively subordinated to all of the Company’s other outstanding indebtedness.

-MORE-

Rite Aid Press Release – page 2

In order to be eligible to receive the “Total Consideration,” including the “Early Tender Premium,” for a series of Notes, as set forth in the table above, holders must validly tender and not withdraw their Notes at or prior to 5:00 p.m., New York City time, on October 28, 2019 (such date and time, as it may be extended, the “Early Tender Date”). Holders who tender their Notes after the Early Tender Date will only be eligible to receive the “Tender Offer Consideration”, which is the Total Consideration less the Early Tender Premium. The Tender Offers will expire at 11:59 p.m., New York City time, on November 12, 2019, unless extended or earlier terminated by Rite Aid (the “Expiration Date”).

In addition to the consideration set forth in the table above, all holders of Notes accepted for purchase in the Tender Offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the applicable settlement date.

In the Tender Offers, Rite Aid is offering to purchase up to $100 million aggregate principal amount of Notes (subject to increase as described below, the “Maximum Tender Amount”). If the aggregate principal amount of Notes tendered exceeds the Maximum Tender Amount, the Company will accept tendered Notes for purchase on a pro rata basis (with Notes of both series being considered together as a single class); provided, however, that all Notes tendered at or prior to the Early Tender Date will be accepted for purchase before any Notes tendered after the Early Tender Date are accepted. Accordingly, if the Tender Offers are fully subscribed as of the Early Tender Date, no Notes tendered after the Early Tender Date will be accepted for purchase. The Company reserves the right, but is under no obligation, to increase the Maximum Tender Amount at any time.

Subject to the satisfaction or waiver of the conditions to the Tender Offers, payment for Notes validly tendered at or prior to the Early Tender Date and accepted for purchase is expected to occur on October 30, 2019, the second business day following the Early Tender Date. If any Notes tendered after the Early Tender Date are accepted for purchase, payment for such Notes is expected to occur promptly following the Expiration Date.

With respect to any valid tender in respect of a series of Notes accepted by the Company, the Company will also pay the relevant soliciting retail broker a fee of $2.50 per $1,000 principal amount of such series of Notes, provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of each series of Notes tendered by any individual holder. The payment of such soliciting broker fee with respect to a series of Notes is subject to satisfaction of the conditions set forth in the Offer to Purchase.

Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on October 28, 2019, unless extended by Rite Aid. The complete terms and conditions of the Tender Offers are set forth in Rite Aid’s Offer to Purchase dated October 15, 2019 (the “Offer to Purchase”).

The Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain customary conditions described in the Offer to Purchase. However, the consummation of the Tender Offers is not conditioned upon any minimum amount of Notes being tendered.

The dealer manager for the Tender Offers is BofA Merrill Lynch (the “Dealer Manager”). Any questions regarding the terms of the Tender Offers should be directed to the Dealer Manager at (toll-free) 888-292-0070 or (collect) 980-388-3646.

-MORE-

Rite Aid Press Release – page 3

Global Bondholder Services Corporation is the Information and Depositary for the Tender Offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation by any of the following means: by telephone at (866) 470-3900 (toll-free) or (212) 430-3774 (collect); by email at contact@gbsc-usa.com; or by internet at the following web address: https://www.gbsc-usa.com/riteaid/.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase.

Rite Aid Corporation, which generated fiscal 2019 annual revenue of $21.6 billion, is one of the nation's leading drugstore chains with 2,466 stores in 18 states and pharmacy benefit management (PBM) capabilities through EnvisionRxOptions and its affiliates. At Rite Aid, we have a personal interest in our customers’ health and wellness and deliver the products and services they need to lead healthier lives.

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Rite Aid's competitive position and ability to realize its growth initiatives and operating efficiencies; and any assumptions underlying any of the foregoing. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our ability to complete the transactions described herein as well as any future transactions, and any resulting charges or impact on our financial results; our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements rates and their efforts to limit access to payor networks, including through mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; the inability to complete the sale of the remaining Rite Aid distribution centers and related assets to Walgreens Boots Alliance, Inc. due to failure to satisfy the minimal remaining conditions applicable only to the distribution centers being transferred at such distribution center closing; our ability to successfully execute and achieve benefits from our recent change in senior leadership; the potential for operational disruptions due to, among other things, concerns of management, employees, current and potential customers, other third parties with whom we do business and shareholders; the success of any changes to our business strategy that may be implemented under our new chief executive officer and other management; our ability to achieve cost savings through the organizational restructurings within the anticipated timeframe, if at all; possible changes in the size and components of the expected costs and charges associated with the organizational restructuring plan; and the outlook for and future growth of the Company.

-MORE-

Rite Aid Press Release – page 4

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

###